UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2016
Date of Report (Date of Earliest Event Reported)

INTELGENX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On August 4, 2016, IntelGenx Corp. (the “Company”), a wholly owned subsidiary of IntelGenx Technologies Corp., entered into a royalty purchase agreement (the “Agreement”) with SWK Funding LLC (“SWK”). Pursuant to the Agreement, the Company sold certain interests related to Forfivo XL® to SWK.

Under the terms of the Agreement, SWK paid the Company $6 million in return for: (i) 100% of any and all royalties (as defined in the Edgemont Pharmaceuticals, LLC (“Edgemont”) License Agreement) or similar royalty amounts received on or after April 1, 2016, (ii) 100% of the $2 million milestone payment upon Edgemont reaching annual net sales of $15 million, and (iii) 35% of all potential future milestone payments.

The Agreement also contains customary representations, warranties, covenants and indemnities.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of Agreement.

The transaction closed on August 5, 2016.

Item 2.01        Completion or Acquisition or Disposition of Assets.

The information included under “Entry into a Material Definitive Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01        Other Events.

On August 4, 2016, the Company issued a press release attached hereto as Exhibit 99.1

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the United States Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing

Exhibit	Description
10.1	Royalty Purchase Agreement dated August 4, 2016
99.1	News Release dated August 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: August 8, 2016	/s/ Horst G. Zerbe
Horst G. Zerbe
President and Chief Executive Officer